Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/30/2023

Work Order Item Number:	W2023103000319-3248632
Filing Number:	20233589197
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	10/30/2023 8:00:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0794682007-0

Entity Name: RiskOn International, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

CORPORATE CREATIONS NETWORK INC.

8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
401 N. Carson Street

Filed in the Office of Secretary of State State Of NevadaBusiness NumberE0794682007-0Filing Number20233589197Filed On10/30/2023 8:00:00 AMNumber of Pages2ro: 07:09:56 a.m. 10-27-2023 4 I 13022489769 Page: 4 of 5 2023-10-27 10:10:28 EDT -0~~ n Davis l v Ir f---------1 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANTTo NRs 10.300 & 10.3a5110.3ooJ Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTrn NRs 10.403) Officer's Statement (PuRsuANT rn NRs so 030> TYPE OR PRINT? USE DARK INK ONLY· DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) BitNile Metaverse, Inc . . ... _,,,,_,., ..... " ?··?·?·····?'""" ......... ,.,., '" '" ,., ........... , ... ,., ....................... ?·? ...... ~--···· ·--··· .......... ~ ..... . Entity or Nevada Business Identification Number (NVID): 'NV20071519619 ·:: .. ? Certificate to Accompany Restated Articles or Amended and Restated Articles 7 ! Restated Articles -No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ----The certificate correctly sets forth the text of the articiesorcertificaie as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filinq type. Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 -Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) iJ incorporators board of directors The undersigned affirmatively declare that to the date of this certificate. no stock of the corporation has been issued ix· Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entiUing them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ?? ???????? ???????? ? ? ? ? ?? ........ ? Or ,.~ No action by stockholders is required, name change only. :'. \ Officer's Statement (foreign qualified entities only) -Name in home state, if using a modified name in Nevada: ! .... ~ . .. .. .,, ............. .. Jurisdiction of formation: i-'·······--··············----···--········--······························· Changes to takes the following effect: .... .! The entity name has been amended. ::; The purpose of the entity has been amended. The authorized shares have been amended. . i Ot~f:lr.:.(~pf:l9ify c~a.rigf:ls} Dissolution , ... Merger Conversion ? Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023 re: 07:13:01 a.m. 10-27-2023 s I 13022489769 Page: 5 of 5 2023-10-27 10:13:29 EDT 13022489769 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (715) 684-0708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment {PuRsuANTTO NRs 78.380 & 1a.3e5ne.3ooJ Certificate to Accompany Restated Articles or Amended and Restated Articles cPuRsuANrro NRs 18.403) 4. Effective Date and Time: (Optional) 5. Information Being Changed: (Domestic corporations only) 6. Signature: (Required) Officer's Statement PuRsuANr ro NRs 80.030 Date: 11/01/2023 Time: 12:01 am (must not be later than 90 days after the certificate is filed) Changes to takes the following effect: :x) The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. _! Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Article One is amended to change the name to RiskOn International, Inc. (attach additional page(s) if necessary) President .. ., ···"""· ... Signature of Officer or Authorized Signer Title x ______________ _ Signature of Officer or Authorized Signer Title ?If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition t the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or resbictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Paga 2of2 Revised: 9/112023 From: Helynn Davis